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                                                                 EXHIBIT 10.42

                                   PROMISSORY NOTE


$600,000.00                                                    Vienna, Virginia
Maturity Date: July 12, 2006                                   July 12, 1996

     FOR VALUE RECEIVED, the undersigned, NHP INCORPORATED, a Delaware corporation ("Maker"), hereby promises to pay to the order of DAVID H. MAINGUY or any subsequent holder or holders ("Holder") of this Promissory Note (this "Note"), at 660 Northwest 67th Avenue, Plantation, Florida 33317, or at such other place as Holder may from time to time designate in writing, the principal sum of Six Hundred Thousand Dollars ($600,000.00), together with all accrued interest on such outstanding balance, in accordance with the terms and provisions of this Note.

     1. INTEREST; PAYMENTS. Interest shall accrue on the unpaid principal balance of this Note from and after the date of this Note at the rate of nine and one-half percent (9 1/2%) PER ANNUM, compounded quarterly, and payments of interest only shall be made quarterly, commencing on the first (1st) day of October, 1996 in the amount of Twelve Thousand Three Hundred Ninety-One Dollars and Thirty Cents ($12,391.30), and continuing thereafter on the first (1st) day of each of January, April, July and October, in the amount of Fourteen Thousand Two Hundred Fifty Dollars and No Cents ($14,250.00), until April 1, 2006, inclusive.

     2. MATURITY. The entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the tenth (10th) anniversary of the Closing, as defined in that certain Purchase Agreement by and among, among others, Holder and Maker dated as of June 28, 1996 (the "Maturity Date").

     3. PREPAYMENT. Maker shall have the right to prepay, in part or in full, without penalty, this Note at any time or times.

     4. EXTENSION. From time to time, without in any way affecting the obligation of Maker to pay the outstanding principal balance of this Note and any interest accrued thereon and fully to observe and perform the covenants and obligations of Maker under this Note, without giving notice to, or obtaining the consent of, Maker, and without any liability whatsoever on the part of Holder, Holder may, at its option, extend the time for payment of interest hereon and/or principal of this Note, reduce the payments hereunder, release anyone liable on this Note or accept a renewal of this Note, join in any extension or subordination, or exercise any right or election hereunder. No one or more of such actions shall constitute a novation or

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operate to release any party liable for or under this Note, either as Maker or otherwise.

     5. EVENTS OF DEFAULT. Maker's failure to make any required payment of principal and/or interest under this Note on or before the date such payment is due, and Maker's failure to make such payment within fifteen (15) days after Maker's receipt of written notice from Holder of such failure shall be an "Event of Default" hereunder.

     6. REMEDIES. Upon the occurrence of an Event of Default, Holder shall have the right to cause the entire unpaid principal balance, together with all accrued and unpaid interest thereon, reasonable attorneys' fees and all fees, charges, costs and expenses, if any, owed by Maker to Holder hereof, to become immediately due and payable in full by giving written notice to Maker. Upon the occurrence of an Event of Default, Holder may avail itself of any and all legal and equitable rights and remedies which Holder may have at law or in equity or under this Note, including, but not limited to, the right to accelerate the indebtedness due under this Note as described in the preceding sentence. The remedies of Holder hereof as provided herein shall be distinct and cumulative, and may be pursued singly, successively, or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. Failure to exercise any of the foregoing options upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same or any other Event of Default, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. Holder shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of Holder.

     7. GOVERNING LAW. The provisions of this Note shall be governed and construed according to the law of the Commonwealth of Virginia, without giving effect to its conflicts of laws or choice of laws provisions.

     8.      NOTICES.

            (a) All notices hereunder shall be in writing and shall either be hand delivered, with receipt therefor, or sent by Federal Express or similar courier, with receipt therefor, or by

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certified or registered mail, postage prepaid, return receipt requested, as follows:

If to Maker:     NHP INCORPORATED
                 1225 Eye Street, N.W.
                 Washington, D.C.  20005
                 Attn:  Senior Executive of Asset Management
                        Senior Executive of Acquisitions
                        General Counsel
                        Secretary

With copy to:     TUCKER, FLYER & LEWIS
                  1615 L Street, N.W., Suite 400
                  Washington, D.C.  20036
                  Attn:  Thomas J. Knox, Esq.

If to Holder:     David H. Mainguy
                  660 Northwest 66th Avenue
                  Plantation, Florida  33317

Notices shall be effective when received.

             (b) Any of the foregoing persons may change the address to which notices are to be delivered to it hereunder by giving written notice to the others as provided in this Paragraph 8.

     9. SEVERABILITY. In the event that any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     10. LIMITATIONS OF APPLICABLE LAW. In the event the operation of any provision of this Note results in an effective rate of interest transcending the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by any party to this Note, be applied to the unpaid principal balance of this Note immediately upon receipt of such monies by Holder, with the same force and effect as though Maker had specifically designated such extra sums to be so applied to the unpaid principal balance and Holder had agreed to accept such extra payment(s) as a prepayment.

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     11.      CAPTIONS.  The captions herein are for convenience of reference only and in no way define or limit the scope or content of this Note or in any way affect its provisions.

     12. DEBTOR-CREDITOR RELATIONSHIP. Holder shall in no event be construed for any purpose to be a partner, joint venturer or associate of Maker, it being the sole intention of the parties to establish a relationship of debtor and creditor.

     13. TIME OF THE ESSENCE. It is expressly agreed that time is of the essence in the performance of the obligations set forth in this Note.


     IN WITNESS WHEREOF, Maker has executed this Promissory Note on this 12th day of July, 1996, pursuant to due authority.


                              MAKER:

                              NHP INCORPORATED,
                                a Delaware corporation


                              By:
                                   ---------------------------
                                   Linda Davenport, Executive
                                   Vice President

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